Exhibit 99.3
EXECUTION COPY
Intercreditor Agreement
INTERCREDITOR AGREEMENT
dated and effective as of
November 1, 2004
among
FORD MOTOR CREDIT COMPANY,
as Titling Company Administrator and an Interest Holder,
CAB EAST LLC,
CAB WEST LLC,
FCALM, LLC, and
FORD CREDIT TITLING TRUST,
as Titling Companies,
CAB EAST HOLDINGS, LLC,
CAB WEST HOLDINGS, LLC,
FCALM HOLDINGS, LLC,
FCTT HOLDINGS, LLC, and
FORD CREDIT AUTO LEASE LLC,
as Multiple-Use SPVs and Interest Holders,
U.S. BANK NATIONAL ASSOCIATION,
as Titling Company Trustee/Registrar,
FORD CREDIT AUTO LEASE TRUST 2004-A,
as an Interest Holder,
JPMORGAN CHASE BANK, N.A.,
as 2004-A Indenture Trustee and an Interest Holder
and
The other Persons becoming party to this Agreement from
time to time pursuant to a Joinder Agreement

EXHIBITS

Exhibit A	Form of Joinder Agreement
Exhibit B	Notice of Designation/Removal of Titling Company

SCHEDULES

Schedule I	Addresses for Notices

i

          INTERCREDITOR AGREEMENT, dated and effective as of November 1, 2004 (this “Agreement”), among:
               (i) FORD MOTOR CREDIT COMPANY, a Delaware corporation (“Ford Credit”), as Titling Company Administrator with respect to each Original Titling Company (the “Titling Company Administrator”) and as an Interest Holder;
               (ii) CAB EAST LLC, a Delaware limited liability company (“CAB East”); CAB WEST LLC, a Delaware limited liability company (“CAB West”); FCALM, LLC, a Delaware limited liability company (“FCALM”); FORD CREDIT TITLING TRUST, a Michigan common law trust (“FCTT”) (each, an “Original Titling Company”);
               (iii) each other Person becoming party to this Agreement as a Titling Company pursuant to Section 3.3;
               (iv) FORD CREDIT AUTO LEASE LLC, a Delaware limited liability company (the “Transferor”), as a Multiple-Use SPV, and an Interest Holder;
               (v) CAB EAST HOLDINGS, LLC, a Delaware limited liability company (“CAB East Holdings”); CAB WEST HOLDINGS, LLC, a Delaware limited liability company (“CAB West Holdings”); FCALM HOLDINGS, LLC, a Delaware limited liability company (“FCALM Holdings”) and FCTT HOLDINGS, LLC, a Delaware limited liability company (“FCTT Holdings”) (each a “Holding Company”), each as a Multiple-Use SPV, and an Interest Holder;
               (vi) U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as Registrar with respect to CAB East, CAB West and FCALM and as trustee of FCTT (in such capacity and, together with any Person serving in a similar capacity with respect to any other Person becoming party to this Agreement as a Titling Company pursuant to Section 3.3 (each a “Titling Company Trustee/Registrar”));
               (vii) FORD CREDIT AUTO LEASE TRUST 2004-A, a Delaware statutory trust (the “2004-A Trust”), as an Interest Holder;
               (viii) JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”), as indenture trustee with respect to the Securities issued by the 2004-A Trust (in such capacity, the “2004-A Indenture Trustee”) and an Interest Holder; and
               (ix) each other Interest Holder becoming party to this Agreement pursuant to Section 3.1.

BACKGROUND
          1. Each of CAB East, CAB West and FCALM is governed by an Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004, among Ford Credit, as Titling Company Administrator and the related Holding Company, as member (the “Member” with respect to each such Titling Company) and U.S. Bank, as registrar (the “Registrar” with respect to each such Titling Company), and FCTT is governed by an Amended and Restated Trust Agreement, dated as of November 1, 2004, among Ford Credit, as Titling Company Administrator (the “Titling Company Administrator” with respect to FCTT), FCTT Holdings, as beneficiary, (the “Initial Beneficiary” with respect to FCTT) and U.S. Bank, as trustee (the “Trustee” with respect to FCTT) (each an “Original Titling Company Agreement”).
          2. Each Holding Company is governed by an Amended and Restated Limited Liability Agreement, dated as of November 1, 2004 (each, a “Holding Company Agreement”), between Ford Credit as Member, as Initial Series Administrator and as Initial Specified Interest Servicer and such Holding Company.
          3. The Transferor is governed by an Amended and Restated Limited Liability Agreement, dated as of November 1, 2004 (the “Transferor LLC Agreement”), by each of the Holding Companies as members.
          4. The 2004-A Trust is governed by an Amended and Restated Trust Agreement, dated as of November 1, 2004 (the “2004-A Trust Agreement”), between the Transferor, as Depositor, and Wachovia Bank of Delaware, National Association, as Owner Trustee.
          5. Pursuant to Section 4.1(a) of each Original Titling Company Agreement, the Holder of any Series issued by such Titling Company may from time to time direct the related Titling Company Administrator to designate a separate series of beneficial interest or limited liability company interest, as the case may be, of the Titling Company (each such series, a “Specified Interest”) and, in connection with each such designation, the Titling Company Administrator, on behalf of the related Titling Company, will issue to, or to the order of, such Holder one or more certificates (each, a “Certificate” and all of the Certificates issued in connection with a Specified Interest, a “Series”), which at any time will collectively represent the entire Titling Company Interest in the assets allocated to such Specified Interest at such time (the “Specified Assets”).
          6. On November 1, 2004, each Original Titling Company issued to Ford Credit a Certificate representing the entire beneficial interest or limited liability company interest, as the case may be, in the Initial Specified Interest of such Titling Company, which has been designated as the “Initial Specified Interest.”
          7. Pursuant to the Holding Company Agreements and the Transferor LLC Agreement, the Holding Companies and the Transferor may acquire from time to time the Certificates issued by the Titling Companies.

          8. Each Original Titling Company Agreement provides that the Holder of any Certificate issued by the related Titling Company may designate a registered pledgee of such Certificate and provide for certain rights in favor of such pledgee with respect to the related Specified Interest (a “Registered Pledgee”).
          9. Pursuant to the 2004-A Trust Agreement, it is contemplated that the 2004-A Trust will acquire Certificates of each of the Original Titling Companies designated as the “2004-A Certificates” and pledge such Certificates to JPMorgan, as 2004-A Indenture Trustee, designating the 2004-A Indenture Trustee as the Registered Pledgee with respect to such Certificates.
          10. It is contemplated that the Holder(s) of any Series may from time to time enter into one or more agreements, contracts or other written obligations of such Holder(s), the payments under which are derived from or collateralized by Collections on the related Specified Assets (each, an “Undertaking”).
          11. Each Original Titling Company Agreement (other than the Titling Company Agreement with respect to FCTT) provides that the related Titling Company may issue notes (each, a “Titling Company Note”) which is secured or otherwise backed by the Specified Assets with respect to one or more Specified Interests of such Titling Company.
          12. It is contemplated that one or more special-purpose entities or other Persons may issue, with respect to any Series, asset-backed securities the payments on which are derived in any material part from amounts received with respect to the related Specified Assets (“Securities”).
          13. The parties wish to provide that each Person becoming (i) a Holder of a Certificate, (ii) a Registered Pledgee or otherwise a pledgee of, or secured party with respect to, a Certificate, (iii) a party to an Undertaking, (iv) an indenture trustee or collateral agent for the benefit of one or more holders of Securities, (v) a holder of a Titling Company Note or (vi) a Member or Initial Beneficiary of any Titling Company or any Person acquiring similar rights and obligations with respect to any Titling Company (each Person described in clauses (i) through (vi), an “Interest Holder”) will agree that any claims that such Interest Holder may be deemed to have against the Titling Companies, Ford Credit, the Holding Companies, the Transferor and the other Multiple-Use SPVs from time to time parties to this Agreement will be limited to the related Certificates and the related Specified Assets, and to the extent that such Interest Holders nevertheless are deemed to have any claim against any Titling Company, Ford Credit, any Holding Company, the Transferor or any other Multiple-Use SPV from time to time party to this Agreement, such claim will be subordinate to the claims of any other Interest Holders, to the extent of the Certificates and Specified Assets relating to such other Interest Holders.
          The Parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS
          Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Agreement are defined below or, if not defined below, are defined, with respect to any Titling Company, in the related Titling Company Agreement.
          “2004-A Indenture Trustee” has the meaning set forth in the Recitals.
          “2004-A Trust” means Ford Credit Auto Lease Trust 2004-A, a Delaware statutory trust.
          “Bankruptcy Code” means the United States Bankruptcy Code, as set forth in Title 11 of the United States Code.
          “Certificate” has the meaning set forth in the Recitals.
          “Covered Parties” means, with respect to any Titling Company and any Specified Interest of such Titling Company, (i) such Titling Company, (ii) the Holder and Registered Pledgees of the related Certificates and (iii) the Servicer appointed with respect to such Specified Interest.
          “Existing Party” has the meaning set forth in Section 3.1(a).
          “Ford Credit” means Ford Motor Credit Company, a Delaware corporation.
          “Initial Beneficiary” has the meaning set forth in the Recitals.
          “Interest Holder” has the meaning set forth in the Recitals.
          “Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A.
          “JPMorgan” has the meaning set forth in the Preamble.
          “Member” has the meaning set forth in the Recitals.
          “Multiple-Use SPV” means the Transferor, each Holding Company and each other Interest Holder becoming a party to this Agreement pursuant to a Joinder Agreement that is, by the terms of its constituent documents, or by the terms of any action of its governing body, authorized and permitted to acquire Certificates and/or other interests in one of more Titling Companies from time to time.
          “New Titling Company” has the meaning set forth in Section 3.3(a).
          “Notice of Designation/Removal of Titling Company” means a notice of designation/removal of a Titling Company substantially in the form of Exhibit B.

          “Other Assets, Rights and Interests” has the meaning set forth in Section 2.1(b).
          “Person” means a legal person, including any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
          “Registered Pledgee” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Related Assets, Rights and Interests” has the meaning set forth in Section 2.1(b).
          “Related Specified Assets” means with respect to any (i) Series or Certificate of such Series, the Specified Assets in which such Series represents the Titling Company Interest, (ii) Titling Company Note, the Specified Assets that are pledged to secure, or otherwise back, such Titling Company Note, (iii) Security or Undertaking, the Specified Assets, Collections in which are used to make payments on such Security or Undertaking or (iv) Interest Holder, the Specified Assets with respect to the Certificate, Security or Titling Company Note held by such Interest Holder, or Undertaking to which such Interest Holder is a party.
          “Securities” has the meaning set forth in the Recitals.
          “Servicer” means, with respect to any Titling Company and any Specified Interest of such Titling Company, the Servicer appointed by the Holder(s) of the related Certificates pursuant to the related Titling Company Agreement.
          “Specified Assets” has the meaning set forth in the Recitals.
          “Specified Interest” has the meaning set forth in the Recitals.
          “Titling Company” means each Original Titling Company and each other Person becoming a party to this Agreement as a Titling Company pursuant to Section 3.3.
          “Titling Company Administrator” has the meaning set forth in the Preamble.
          “Titling Company Agreement” means each limited liability agreement, trust agreement or other constituent document governing a Titling Company.
          “Titling Company Interest” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Titling Company Note” has the meaning set forth in the Recitals.

          “Titling Company Trustee/Registrar” has the meaning set forth in the Preamble.
          “Trustees” has the meaning set forth in Section 4.8.
          “Undertaking” has the meaning set forth in the Recitals.
          Section 1.2 Usage. The following rules of construction and usage are applicable to this Agreement and to any Joinder Agreement, Notice of Designation/Removal of Titling Company, or any other agreement, certificate or document made or delivered pursuant to any such agreement.
               (a) References in an agreement to “Article,” “Section,” “Exhibit,” “Schedule” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or subdivision of or an attachment to such agreement or instrument; and the term “including” means “including without limitation.”
               (b) The definitions contained in this Agreement are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
               (c) Any agreement or statute defined or referred to in this Agreement or in any agreement that incorporates this Agreement means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.
               (d) References to a Person are also to its permitted successors and assigns.
ARTICLE II
LIMITATION OF RECOURSE AND SUBORDINATION
          Section 2.1 Limited Recourse. Each Interest Holder agrees that any claim that such Interest Holder may seek to enforce against:
               (a) any Titling Company is limited to the Related Specified Assets with respect to such Interest Holder only and does not represent a claim against the assets of such Titling Company as a whole or any Specified Assets other than the Related Specified Assets with respect to such Interest Holder; or

               (b) Ford Credit or any Multiple-Use SPV is limited to any right, title or interest that Ford Credit or such Multiple-Use SPV may have in the Related Specified Assets with respect to such Interest Holder or the Certificates or other interests in the applicable Titling Company or Titling Companies, to the extent representing an interest in such Related Specified Assets (the “Related Assets, Rights and Interests”), and does not represent a claim against, Ford Credit or any Multiple-Use SPV as a whole or with respect to any assets of, Ford Credit or any Multiple-Use SPV other than the Related Assets, Rights and Interests with respect to such Interest Holder (the “Other Assets, Rights and Interests”).
          Section 2.2 Subordination.
               (a) Each Interest Holder agrees that any claim that such Interest Holder may seek to enforce at any time against any Titling Company Assets other than the Related Specified Assets or any Other Assets Rights and Interests will be subordinate to the payment in full of the claims of the Interest Holders with respect to which such other Titling Company Assets or Other Assets, Rights and Interests constitute Related Specified Assets or Related Assets, Rights and Interests, as the case may be.
               (b) Each Interest Holder irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such Interest Holder may have against any Titling Company Assets other than the Related Specified Assets with respect to such Interest Holder or any Other Assets, Rights and Interests.
               (c) The parties to this Agreement intend that Section 2.2(a) constitute an enforceable subordination agreement under Section 510(a) of the Bankruptcy Code.
               (d) Each Titling Company that issues Titling Company Notes and each Interest Holder that issues Securities will cause each holder of such Titling Company Notes or Securities, as the case may be, to execute and deliver to the Titling Company Administrator, with respect to such Titling Company a representation letter, subscription agreement, or other document acknowledging and assenting to this Agreement.
          Section 2.3 Exception to Limited Recourse and Subordination. Notwithstanding Section 2.1(b) or Section 2.2(a) or Section 2.2(b), such provisions will not limit, subordinate or otherwise modify any claims against Ford Credit with respect to any right to indemnification, commitment to repurchase or other obligation of Ford Credit relating to:
               (i) any of the Related Specified Assets (or the Titling Company Interest therein),

               (ii) the related Securities, Undertakings or Titling Company Notes,
               (iii) any related credit enhancement,
               (iv) any transactions entered into in connection with the Specified Assets (or the beneficial interest therein), the related Securities, Undertakings or Titling Company Notes or any such credit enhancement,
               (v) any administrative services performed in connection with the Specified Assets or the related Securities, Undertakings or Titling Company Notes,
               (vi) any servicing obligation, or
               (vii) any obligation to any Person acting as trustee, registrar or Titling Company Administrator (including as Titling Company Trustee/Registrar, owner trustee or indenture trustee).
ARTICLE III
NEW PARTIES AND BENEFICIARIES
          Section 3.1 Additional Interest Holders.
               (a) No Titling Company or Interest Holder (any such Person, an “Existing Party”) may engage in a transaction that creates a new Interest Holder unless and until such new Interest Holder enters into a Joinder Agreement between such Interest Holder and such Existing Party and delivers an executed copy of such Joinder Agreement to each Person then a party to this Agreement.
               (b) From and after the date on which any Interest Holder delivers an executed copy of a Joinder Agreement with respect to such Interest Holder to each Titling Company and each Titling Company Trustee/Registrar then party to this Agreement, such Interest Holder will constitute a party to this Agreement.
          Section 3.2 Addition and Removal of Titling Companies.
               (a) Ford Credit may from time to time designate one or more additional Persons established for the purpose of holding title to the Leases, Leased Vehicles and other assets for the benefit of its owners, holders, members or beneficiaries (each, a “New Titling Company”) as additional “Titling Companies” under this Agreement by means of the execution of a Notice of Designation/Removal of Titling Company and delivery of such notice to each other Person then a party to this Agreement. From and after the date on which an executed copy of a Notice of Designation/Removal of Titling Company with respect to the addition of a New Titling Company is delivered to the Titling Company Trustee/Registrar and to each Titling Company then party to this

Agreement, such New Titling Company will be a party to this Agreement and will constitute a Titling Company for all purposes of this Agreement.
               (b) Ford Credit may from time to time remove one or more Titling Companies then a party to this Agreement (each, a “Removed Titling Company”) by means of the execution of a Notice of Designation/Removal of Titling Company and delivery of such notice to each other Person then a party to this Agreement. From and after the date on which an executed copy of a Notice of Designation/Removal of Titling Company with respect to the removal of a Removed Titling Company is delivered to the Titling Company Trustee/Registrar and to each Titling Company then party to this Agreement, such Removed Titling Company will no longer be a party to, or constitute a Titling Company under, this Agreement. However, the provisions of Section 2.1 and Section 2.2 of this Agreement will survive the removal of such Titling Company for a period of one year and one day (or other applicable preference period) following the payment in full of all Securities, Titling Company Notes or Undertakings entered into or issued with respect to such Removed Titling Company during the time that such Removed Titling Company remained a Titling Company under this Agreement. The removal of a Titling Company requires the consent of each Interest Holder with respect to such Titling Company.
               (c) Any Titling Company Trustee/Registrar of a New Titling Company will become a party to this Agreement pursuant to the Notice of Designation/Removal of Titling Company with respect to such New Titling Company as a condition to such New Titling Company becoming a Titling Company under this Agreement.
          Section 3.3 Updated Notice. Any Person becoming an Interest Holder, a Titling Company or a Titling Company Trustee/Registrar after the original execution of this Agreement will provide its address to U.S. Bank, as the original Titling Company Trustee/Registrar with respect to each Titling Company, and U.S. Bank will promptly amend Schedule I in each such event and will at all times maintain a current Schedule I.
ARTICLE IV
MISCELLANEOUS
          Section 4.1 Amendment. This Agreement may be amended from time to time upon agreement of all the parties to this Agreement. However, the Titling Company Administrator will provide each nationally recognized statistical rating organization designated by Ford Credit a copy of each amendment, and no amendment will take effect if it results in a reduction, withdrawal or downgrade of the then-current rating, if any, of any Securities or Titling Company Notes by any such nationally recognized statistical rating organization.
          Section 4.2 GOVERNING LAW; SUBMISSION TO JURISDICTION
               (a) THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               (b) The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          Section 4.3 Binding Effect. Subject to Section 3.2, all covenants and agreements contained in this Agreement will be binding upon, and inure to the benefit of, the parties to this Agreement and their respective successors and permitted assigns, all as provided in this Agreement. Any request, notice, direction, consent, waiver or other instrument or action by a party hereto will bind the successors and assigns of such party. Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.
          Section 4.4 Headings. The various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.
          Section 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.
          Section 4.6 Notices. Unless otherwise specified in this Agreement, all notices, requests, demands, consents or other communications to or from the parties to this Agreement will be in writing (which may include notices, requests, demands, consents or other communications that are transmitted electronically or that are electronically posted to a password-protected website, provided that recipients will be notified of any such electronic posting and receipt of such notification will be confirmed in accordance with this Section 4.6 or confirmed by telephone). Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) in the case of a letter, upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, 3 days after deposit in the mail; (ii) in the case of a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) in the case of an email, when receipt is confirmed by telephone or by reply email from the recipient; and (iv) in the case of an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above. Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed as set forth on Schedule I or at such other address or facsimile number as any party may designate by notice to the other parties.
          Section 4.7 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity, legality or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.
          Section 4.8 Limitation of Liability. It is expressly understood and agreed by the parties to this Agreement that (i) this Agreement is executed and delivered by U.S. Bank, not individually but solely as Titling Company Trustee/Registrar, Wachovia Bank of Delaware, National Association (“Wachovia”), not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and JPMorgan, not individually but solely as Indenture Trustee, in the exercise of the powers and authority conferred and vested in them, (ii) except as to the obligations of U.S. Bank, Wachovia, JPMorgan and any Titling Company Trustee/Registrar and any other Interest Holder acting in the capacity of indenture trustee, owner trustee or other trustee capacity from time to time becoming a party to this Agreement (collectively, the “Trustees”) each of the representations, undertakings and agreements herein made on the part of any Trustee, are made and intended not as personal representations, undertakings and agreements by such Trustee but are made and intended for the purpose of binding only the applicable Titling Companies or Interest Holder on behalf of which such Trustee is acting, as the case maybe, (iii) nothing herein contained will be construed as creating any liability on any Trustee, individually, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances will any Trustee be personally liable for the payment of any indebtedness or expenses of any Titling Company or Interest Holder on behalf of which such Trustee is acting, as the case maybe, be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by any Titling Company under this Agreement or otherwise. Notwithstanding any other part of this Agreement, U.S. Bank (either in its individual capacity or in any other capacity) will not constitute an “Interest Holder.” No negative inference will be drawn from this Section 4.8 as to the rights and protections applicable to any other party.
          Section 4.9 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

FORD MOTOR CREDIT COMPANY, as Titling Company Administrator and an Interest Holder
By:	/s/ David M. Brandi
	Name:	David M. Brandi
	Title:	Assistant Treasurer

CAB EAST LLC, as a Titling Company
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

CAB WEST LLC, as a Titling Company
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

FCALM, LLC, as a Titling Company
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

[Signature Page to Intercreditor Agreement—Page 1 of 3]

FORD CREDIT TITLING TRUST, as a Titling Company
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

FORD CREDIT AUTO LEASE LLC, as a Multiple-Use SPV and an Interest Holder
By:	/s/ Shawn W. Murphy
	Name:	Shawn W. Murphy
	Title:	Assistant Secretary

CAB EAST HOLDINGS, LLC as a Multiple-Use SPV and an Interest Holder
By:	/s/ Q. Gywnn Lam
	Name:	Q. Gywnn Lam
	Title:	Assistant Secretary

CAB WEST HOLDINGS, LLC as a Multiple-Use SPV and an Interest Holder
By:	/s/ Q. Gywnn Lam
	Name:	Q. Gywnn Lam
	Title:	Assistant Secretary

FCALM HOLDINGS, LLC as a Multiple-Use SPV and an Interest Holder
By:	/s/ Q. Gywnn Lam
	Name:	Q. Gywnn Lam
	Title:	Assistant Secretary

[Signature Page to Intercreditor Agreement—Page 2 of 3]

FCTT HOLDINGS, LLC as a Multiple-Use SPV and an Interest Holder
By:	/s/ Q. Gywnn Lam
	Name:	Q. Gywnn Lam
	Title:	Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Registrar with respect to CAB East, CAB West and FCALM and as trustee of FCTT
By:	/s/ Nancie S. Arvin
	Name:	Nancie S. Arvin
	Title:	Vice President

FORD CREDIT AUTO LEASE TRUST
2004-A, as an Interest Holder

By: WACHOVIA BANK OF DELAWARE,
NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner
Trustee of Ford Credit Auto Lease Trust 2004-A

By:	/s/ Rita M. Ritrovato
	Name:	Rita M. Ritrovato
	Title:	Trust Officer

JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely as Indenture Trustee as an Interest Holder
By:	/s/ Michael A. Smith
	Name:	Michael A. Smith
	Title:	Vice President

[Signature Page to Intercreditor Agreement—Page 3 of 3]

EXHIBIT A
FORM OF JOINDER AGREEMENT
     [DATE]

To:	U.S. Bank National Association 209 South LaSalle Street Suite 300 Chicago, Illinois 60604
CAB East LLC,
CAB West LLC,
FCALM, LLC, and
Ford Credit Titling Trust
c/o Ford Motor Credit Company — WHQ
One American Road, Suite 1033
Dearborn, Michigan 48126
Attention: Secretary
(with copies to all other parties to the Intercreditor Agreement, dated as of November 1, 2004, among (i) Ford Motor Credit Company, as Titling Company Administrator and an Interest Holder, (ii) CAB East LLC, CAB West LLC, FCALM, LLC, Ford Credit Titling Trust and each other Person becoming party to such agreement as a Titling Company, as Titling Companies, (iii) CAB East Holdings, LLC, CAB West Holdings, LLC, FCALM Holdings, LLC, FCTT Holdings, LLC and Ford Credit Auto Lease LLC, as Multiple-Use SPVs and Interest Holders, (iv) U.S. Bank National Association, as Titling Company Trustee/Registrar, (v) Ford Credit Auto Lease Trust 2004-A, as an Interest Holder, and (vi) JPMorgan Chase Bank, N.A., as 2004-A Indenture Trustee, including all exhibits and schedules to such agreement, as amended (the “Intercreditor Agreement”))
Ladies and Gentlemen:
          This is a Joinder Agreement and is delivered to you pursuant to Section 3.1(a) of the Intercreditor Agreement by ______________ (the “Existing Party”) and ______________ (the “New Interest Holder”). Capitalized terms used but not defined in this Joinder Agreement are defined in the Intercreditor Agreement.
          The New Interest Holder:
     (a) acknowledges and confirms that it has received a copy of and reviewed the Intercreditor Agreement;
     (b) agrees to be bound by the Intercreditor Agreement as if it were an original signatory to the Intercreditor Agreement as an Interest Holder; and

E-1-1

     (c) advises each of you of the following administrative details with respect to the New Interest Holder for purposes of the Intercreditor Agreement:
Institution Name:
Attention:
Telephone:
Facsimile:

E-1-2

IN WITNESS WHEREOF, the Existing Party and the New Interest Holder have caused this Joinder Agreement to be executed by its respective officer thereunto duly authorized as of the day and year first above-written.

[Name of Existing Party]
By:
Name:
Title:

[Name of New Interest Holder]

By:
Name:
Title:

E-1-3

EXHIBIT B
NOTICE OF DESIGNATION/REMOVAL OF TITLING COMPANY
     [DATE]

To:	U.S. Bank National Association,
as Company Trustee/Registrar
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
Attention: Corporate Trust Department
Fax: (312) 325-8905
Telephone: (312) 325-8904
CAB East LLC,
CAB West LLC,
FCALM, LLC, and
Ford Credit Titling Trust
c/o Ford Motor Credit Company — WHQ
One American Road, Suite 1033
Dearborn, Michigan 48126
Attention: Secretary
(with copies to all other parties to the Intercreditor Agreement, dated as of November 1, 2004, among (i) Ford Motor Credit Company, as Titling Company Administrator and an Interest Holder, (ii) CAB East LLC, CAB West LLC, FCALM, LLC, Ford Credit Titling Trust and each other Person becoming party to such agreement as a Titling Company, as Titling Companies, (iii) CAB East Holdings, LLC, CAB West Holdings, LLC, FCALM Holdings, LLC, FCTT Holdings, LLC and Ford Credit Auto Lease LLC, as Multiple-Use SPVs and Interest Holders, (iv) U.S. Bank National Association, as Titling Company Trustee/Registrar, (v) Ford Credit Auto Lease Trust 2004-A, as an Interest Holder, and (vi) JPMorgan Chase Bank, N.A., as 2004-A Indenture Trustee, including all exhibits and schedules to such agreement, as amended (the “Intercreditor Agreement”))
Ladies and Gentlemen:
          Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Intercreditor Agreement. This is a Notice of Designation/Removal of a Titling Company and is delivered to you pursuant to Section 3.3 of the Intercreditor Agreement, by Ford Motor Credit Company, a Delaware corporation (“Ford Credit”), with respect to the [Designation] [Removal] of ______________________ (the [“New Titling Company”] [“Removed Titling Company”] as a [New Titling Company] [Removed Titling Company]. This Designation/Removal of

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a Titling Company will terminate automatically upon the termination of the Intercreditor Agreement.
          [The New Titling Company:
     (a) acknowledges and confirms that it has received a copy of and reviewed the Intercreditor Agreement;
     (b) agrees to be bound by the Intercreditor Agreement as if it were an original signatory to the Intercreditor Agreement as a Titling Company; and
     (c) advises each of you of the following administrative details with respect to the New Titling Company for purposes of the Intercreditor Agreement:
Institution Name:
Attention:
Telephone:
Facsimile:]
          [By signing below, the Titling Company [Trustee]/[Registrar] with respect to the New Titling Company is deemed to be a party to the Intercreditor Agreement, solely in such capacity and not in its individual capacity.]

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          IN WITNESS WHEREOF, Ford Credit has caused this Notice of Designation/Removal of a Titling Company to be executed by its respective officer thereunto duly authorized as of the day and year first above-written.

FORD MOTOR CREDIT COMPANY

By:
Name:
Title:
[AGREED TO AND ACCEPTED BY:

[ ], as the New Titling Company

By:
Name:
Title:]

[ ], as [Titling Company Trustee/Registrar] with respect to the New Titling Company

By:
Name:
Title:]

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SCHEDULE I
Addresses for Notice
          Addresses for notices pursuant to Section 4.6 of the Intercreditor Agreement:
(i)	In the case of Ford Credit:
Ford Motor Credit Company
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C3
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone: (313) 594-3495
Facsimile: (313) 390-4133
with a copy to:
Ford Motor Credit Company
c/o Ford Motor Company
World Headquarters
One American Road, Suite 1034
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 322-3000
Facsimile: (313) 248-7613
(ii)	In the case of CAB East, CAB West, FCALM, FCTT, the Transferor, CAB East Holdings, CAB West Holdings, FCALM Holdings and FCTT Holdings:
c/o Ford Motor Credit Company
   c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Facsimile: (313) 390-4133

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with a copy to:
Ford Motor Credit Company
c/o Ford Motor Company
World Headquarters
One American Road, Suite 1034
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 322-3000
Facsimile: (313) 248-7613
(iii)	In the case of the 2004-A Trust:
Ford Credit Auto Lease Trust 2004-A,
c/o Wachovia Bank of Delaware, National Association,
One Rodney Square
920 King Street
Suite 102
Wilmington, Delaware 19801
Attention: Corporate Trust Administration
Telephone: (302)888-7539
Facsimile: (302)888-7544,
with a copy to Ford Credit at:
Ford Motor Credit Company
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Facsimile: (313) 390-4133

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with a copy to the Indenture Administrator at:
Ford Motor Credit Company
c/o Ford Motor Company, World Headquarters,
Office of the General Counsel,
One American Road, Suite 1033
Dearborn, Michigan 48126,
Attention: Securitization Operations
cc: Corporate Secretary
Telephone: (313) 322-3000
Facsimile: (313) 248-7613,
(iv)	In the case of U.S. Bank:
U.S. Bank National Association
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
Fax: (312) 325-8905
Telephone: (312) 325-8904
(v)	In the case of JPMorgan:
JPMorgan Chase Bank, N.A.,
as Indenture Trustee
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Ford Credit Auto Lease Trust 2004-A
Telephone: (212) 623-5427
Facsimile: (212) 623-5433
(vi)	In the case of Moody’s Investors Service, Inc.:
Moody’s Investors Service, Inc.
ABS Monitoring Department-4th floor
99 Church Street
New York, New York 10007
Attention: Ford Credit Auto Lease Trust 2004-A
Facsimile: (212) 298-7139
E-mail: ServicerReports@Moodys.com

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